EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Blue Earth, Inc. and Subsidiaries

Henderson, NV

We consent to the use in this Registration Statement No. 333-189937 on Form S-1 of Blue Earth, Inc. of our report dated September 11, 2013, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

 /s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

December 13, 2013